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                                                                     EXHIBIT 4.1



          Form of the Registrant's Class P Preferred Stock Certificate.


[front of Certificate]

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY

Number P                                                                  Shares
      --------------------                             -------------------


Class P Convertible Cumulative Preferred Stock          Incorporated under the laws of the State of Maryland

This certificate is transferable in
   Boston, MA or New York, NY                           CUSIP      03748R 86 1

                                                        See reverse for certain definitions

                                                        Countersigned and registered

                                                        Fleet National Bank        Transfer Agent and Registrar

                                                        By
                                                          -----------------------
                                                            Authorized Signature


This certifies that ________________is the owner of ____________________________
fully paid and non-assessable shares of the Class P Convertible Cumulative Preferred Stock, $.01 par value, of Apartment Investment and Management Company, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated                                                /s/ Terry Considine
     -------------------------------                 ---------------------------
                                                     Chief Executive Officer

                                        [SEAL]

/s/ Joel Bonder                                      /s/ Peter Kompaniez
-----------------------------------                  ---------------------------
Secretary                                            President




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[back of Certificate]

      APARTMENT INVESTMENT AND MANAGEMENT COMPANY

      This certificate and the shares represented thereby shall be held subject to all of the provisions of the Charter and the By-Laws of Apartment Investment and Management Company (the "Corporation"), a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Charter and By-Laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound. The shares represented hereby are convertible into shares of Class A Common Stock, par value $.01 per share, of the Corporation at the option of the holder hereof.

      The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

      The shares of Class P Convertible Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class P Convertible Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class P Convertible Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class P Convertible Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class P Convertible Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class P Convertible Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class P Convertible Cumulative Preferred Stock) or (ii) the shares of Class P Convertible Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.


      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM  -  as tenants in common       UNIF GIFT MIN ACT -  Custodian


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
                                                       ___________(Cust)____________(Minor)

      TEN ENT    -  as tenants by the entireties       Under Uniform Gifts to Minors
                                                       Act _____________________
      JT TEN     -  as joint tenants with right of               (State)
                    survivorship and not as tenants
                    in common


     Additional abbreviations may also be used though not in the above list.

For Value received _________________________________hereby sell, assign and transfer unto _____________________________ PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF TRANSFEREE (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN) __________________ Shares of the Class P Convertible Cumulative Preferred Stock represented by the within Certificate and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.



Dated:                            SIGNATURE
      ----------------------------         -------------------------------------

NOTICE: THE SIGNATURE(S) OF THIS ASSIGNMENT MUST CORRESPOND WITH NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED

By:
   ------------------------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.



                                 CONVERSION FORM


           (To be executed only upon conversion of Class P Convertible
                          Cumulative Preferred Stock)

To:  Apartment Investment and Management Company

      The undersigned registered holder of the within shares of Class P Convertible Cumulative Preferred Stock hereby irrevocably converts such shares into ______________shares of Class A Common Stock of Apartment Investment and Management Company pursuant to the terms of the Class P Convertible Cumulative Preferred Stock, and requests that the certificates for such shares be issued:

in the name of  ________________________________________________________________
and delivered to________________________________________________________________
whose address is________________________________________________________________


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Dated:
      ---------------------------------     ------------------------------------
                                            Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the Class P
                                            Convertible Cumulative Preferred
                                            Stock certificate.
Signed in the presence of:
                                            ------------------------------------
                                            (Street Address)

---------------------------------------     ------------------------------------
                                            City          State       Zip Code



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